Exhibit 99.1

APP Pharmaceuticals to Be Acquired by Fresenius

Combination Expands Leadership Position in Injectable Hospital Based Markets

SCHAUMBURG, Ill. & BAD HOMBURG v.d.H., Germany—(BUSINESS WIRE)—July 7, 2008—APP Pharmaceuticals, Inc. (Nasdaq:APPX), a leading provider of hospital-based injectable pharmaceutical products, and Fresenius SE (XETRA:FRE), a global health care group with approximately $18 billion of sales in products and services for hospital, dialysis and in home medical care, today announced that they have entered into a definitive merger agreement pursuant to which Fresenius will acquire APP.

Under the terms of the agreement, Fresenius will acquire the outstanding common stock of APP for $23.00 in cash per share (the “Cash Purchase Price”) plus a contingent value right (“CVR” ) that could deliver up to an additional $970 million, or $6.00 per share in cash, if the financial results of the Company meet certain targets (payable in Q2 2011). The cash consideration of $23.00 per share and potential for total value of $29.00 per share represents a premium of 29% and 63%, respectively, over the Company’s closing stock price on July 3, 2008.

Based on the Cash Purchase Price of $23.00 per share, the transaction values the fully diluted equity capital of APP at approximately $3.7 billion; and with the CVR, if fully realized, at a value of $4.6 billion. Fresenius will also assume all of APP’s outstanding debt which currently totals approximately $940 million, net of cash. In aggregate the consideration for the acquisition of APP, including the CVR, could be up to $5.6 billion.

“We are proud to have consistently provided injectable pharmaceutical products of the highest quality to patients in the acute care setting over the past decade. In Fresenius we have found a partner with the same commitment to quality and dedication to patient care,” said Patrick Soon-Shiong M.D., founder and Chairman of APP. “The combined company will allow for the rapid globalization of APP’s portfolio with the same high levels of quality and patient commitment for which we have become known, while at the same time providing a more comprehensive and complementary offering of injectable pharmaceuticals, devices and delivery systems to customers worldwide.”

APP will join Fresenius as part of its Fresenius Kabi division. Through the acquisition of APP, Fresenius Kabi enters the US pharmaceutical market and achieves a leading position in the US injectable generics market. The worldwide presence of Fresenius combined with APP’s extensive market penetration in the U.S. will create substantial global opportunities for growth for both companies.

Dr. Ulf Mark Schneider, Chairman of the Management Board of Fresenius SE commented: “APP is a fast-growing, highly profitable company with a strong management team that has an excellent market position in the U.S. Our firm very much shares APP’s dedication to quality and medical excellence for the benefit of patients. The acquisition provides significant growth opportunities for Fresenius Kabi. With the APP platform, Fresenius Kabi will be able to market its product range in the U.S. Fresenius Kabi’s international marketing and sales network will allow us to sell APP’s products globally. We welcome APP employees to our team and very much look forward to serving the North American healthcare community.”

Headquartered in Schaumburg, Illinois, APP is a leading hospital-based injectable pharmaceutical company, focusing on oncology, anti-infective, anesthetic/analgesic and critical care markets. The Company develops, produces and markets a comprehensive portfolio of over 100 hospital-based injectable products and operates three manufacturing facilities producing a comprehensive range of dosage formulations, including lyophilization.

“We are excited about joining the Fresenius family of businesses and the opportunities this combination will provide for expanding our commitment to patient care on a global basis,” said Tom Silberg, President and Chief Executive Officer of APP. “Fresenius is widely recognized as a leader in global healthcare products and services. This combination builds on the strengths of both companies and the potential to focus on long-term growth, product pipeline and innovation.”

The transaction is subject to certain closing conditions, including regulatory approvals, and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The controlling stockholders of APP have executed a written consent providing the requisite stockholder approval for the merger. In connection with the proposed transaction, the Fresenius subsidiary that will issue the CVR will file a registration statement with the SEC, which will include an information statement describing the merger and related transactions that will be mailed to APP stockholders.

The terms of the transaction provide for the payment by APP of a termination fee in the event that APP terminates the transaction to accept a superior proposal. Goldman, Sachs & Co. and Lazard Freres & Co. LLC served as advisors to APP, Inc. Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisor to APP. Deutsche Bank advised Fresenius on this transaction. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to Fresenius.

Conference Call Information

On Monday, July 7, 2008, APP will host a conference call beginning at 10:30 a.m. EDT (7:30 a.m. PDT) to review the details of the transaction. The conference call will be available through a live audio webcast at www.APPpharma.com and www.earnings.com where it will be archived and accessible for one month.

About Fresenius

Fresenius is a health care group with international operations, providing products and services for dialysis, hospital and outpatient medical care. In 2007, group sales were approx. EUR 11.4 billion. On March 31, 2008 the Fresenius Group had 116,203 employees worldwide.

About Fresenius Kabi

Fresenius Kabi is the leader in infusion therapy and clinical nutrition in Europe and in its most important countries of Latin America and Asia Pacific. Fresenius Kabi’s core product range includes infusion solutions for fluid substitution, blood volume expansion and parenteral nutrition, as well as products for enteral nutrition. Furthermore, the company provides concepts for ambulatory health care and is focused on managing and providing home therapies. With its philosophy “Caring for life” and a comprehensive product portfolio, the company aims at improving the quality of life of patients all over the world. On March 31, 2008 the company had 17,816 employees. In 2007, Fresenius Kabi achieved sales of EUR 2,030 million and an operating profit of EUR 332 million. Fresenius Kabi AG is a 100 % subsidiary of the health care group Fresenius SE.

About APP Pharmaceuticals, Inc.

APP is a fully-integrated pharmaceutical company that develops, manufactures and markets injectable pharmaceutical products with a primary focus on the oncology, anti-infective, anesthetic/analgesic and critical care markets. The Company offers one of the most comprehensive product portfolios used in hospitals, long-term care facilities, alternate care sites and clinics within North America and manufactures a comprehensive range of dosage formulations.

Forward-Looking Statement

The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this news release include statements, including statements regarding the result of the review of the transaction by various regulatory agencies; satisfaction of various conditions to the closing of the transaction; existing and possible future litigation relating to the transaction, our expectations, beliefs, hopes, goals, intentions, initiatives or strategies. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the availability and pricing of ingredients used in the manufacture of pharmaceutical products and the ability to successfully manufacture products in a time-sensitive and cost effective manner. Additional relevant information concerning risks can be found in the APP, Inc. Form10-K for the year ended December 31, 2007 and other documents the company has filed with the Securities and Exchange Commission.

In connection with the proposed transaction, APP will file with the Securities and Exchange Commission (“SEC”) an information statement and Fresenius Kabi Pharmaceuticals Holding LLC, a wholly-owned subsidiary of Fresenius Kabi, will file with the SEC a registration statement on Form S-4 which will include the information statement and Fresenius Kabi’s prospectus for the proposed transaction. APP shareholders are encouraged to read the registration statement and the joint information statement/prospectus and any other relevant documents filed with the SEC carefully, including the Current Report on Form 8-K APP intends to file shortly attaching the merger-related agreements, because they will contain important information about the merger.

The information contained in this news release is as of the date of this release. APP assumes no obligations to update any forward-looking statements contained in this news release as the result of new information or future events or developments.

CONTACT: APP Pharmaceuticals, Inc.

Maili Bergman, 310-405-7522

Director, Investor Relations

or

PondelWilkinson Inc.

Robert Jaffe, 310-279-5969

or

Fresenius SE

Investor Inquiries:

Fresenius SE

Birgit Grund, ++49 6172 608 2485

Senior Vice President

or

Media Inquiries:

Fresenius SE

Joachim Weith, ++49 6172 608 2101

Senior Vice President

SOURCE: APP Pharmaceuticals, Inc.